                                                                    Exhibit 3.9


                                 BYLAWS

                                   OF

                      MINORITY RADIO ASSOCIATES, INC.


                        ARTICLE I.     OFFICES
                        ---------      ----------

Section 1. Principal Office. The principal office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia, at such place within said County as may be fixed from time to time by the Board of Directors.

Section 2. Other Offices. Branch offices and places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business, whether within or without the State of Georgia.

                   ARTICLE II.     SHAREHOLDERS' MEETINGS
                  ------------     ----------------------

Section 1. Meetings, Where Held. Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.

Section 2.   Annual Meeting.  The annual meeting of the shareholder the
corporation shall be held on the           day of              , of each
year; provided, that if said day shall fall upon a legal holiday, then such annual meeting shall be held on the next day thereafter ensuing which is not a legal holiday.

Section 3. Special Meetings. A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, President, Vice President, a majority of the Board of Directors, or one or more shareholders holding not less than one-third of the voting power of the corporation. Such a call for a special meeting must state the purpose of the meeting.

Section 4. Notice of Meetings. Unless waived, written notice of each annual meeting and of each special meeting of the shareholders shall be given to each shareholder of record entitled to vote, either personally or by first class mail (postage prepaid) addressed to such shareholder at his last known address, not less than 10 days nor more than 30 days prior to said meeting. Such written notice shall specify the place, day and hour of the meeting; and in case of a special meeting, it shall specify also the purpose or purposes for which the meeting is called.

Section 5. Waiver of Notice. Notice of any annual or special meeting may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except when a shareholder attends solely for the purpose of stating, at the beginning of the meeting, an objection or objections to the transaction of business at such meeting.

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Section 6.   Quorum, Voting and Proxy.  Shareholders representing a majority of the common stock issued and outstanding shall constitute a quorum at a shareholders' meeting. Each common shareholder shall be entitled to one vote for each share of common stock owned. Any shareholder may be represented and vote at any shareholders' meeting by written proxy filed with the Secretary of the corporation on or before the date of such meeting; provided, however, that no proxy shall be val id for more than 11 months after the date thereof unless otherwise specified in such proxy.

Section 7. No Meeting Necessary, When. Any action required by law or permitted to be taken at any shareholders' meeting may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the force and effect as a unanimous vote of the shareholders and shall be filed with the Secretary and recorded in the minute book of the corporation.

                    ARTICLE III.     DIRECTORS
                   -------------     ----------

Section 1. Number. The Board of Directors of the corporation shall consist of not less than two nor more than twelve directors. The number may vary between said minimum and maximum, and within said limits, the shareholder may from time to time by resolution fix the number of directors to comprise said Board.

Section 2. Election and Tenure. Each director named as such in the Articles of Incorporation shall hold office until the first annual meeting of shareholders and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. At the first annual meeting of the shareholders and at each annual meeting thereafter, directors shall be elected for the ensuing year, and each shall hold office until the next succeeding annual meeting and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. In such elections, the persons having a plurality of votes shall be elected.

Section 3. Powers. The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interest of the corporation, subject to the terms of the Articles of Incorporation, bylaws, any valid Shareholders' Agreement, and such policies and directions as may be prescribed from time to time by the shareholders.

Section 4. Meetings. The annual meeting of the Board of Directors' shall be held without notice immediately following the annual meeting of the shareholders, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board the President, or by any two or more directors.

Section 5. Notice and Waiver; Quorum. Notice of any special meeting of the Board of Directors shall be given to each director personally or by mail, telegram or cablegram addressed to him at his last known address, at least one day prior to the meeting. Such notice may be

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waived, either before or after the meeting; and the attendance of a director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of such meeting, or to the manner in which it has been called or convened, except where a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. A majority of the Board of Directors shall constitute a quorum at any Directors' meeting.

Section 6. No Meeting Necessary, When. Any action required by law or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the minute book of the corporation.

Section 7. Voting. At all meetings of the Board of Directors each director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the directors present.

Section 8. Removal. Any one or more directors or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at any shareholders' meeting with respect to which notice of such purpose has been given.

Section 9. Vacancies. Any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by the sole remaining director, as the case may be, or by the shareholders if the vacancy is not so filled or if no director remains, and when so filled such appointee shall serve for the unexpired term of the director to whose place he succeeds.

Section 10. Dividends. The Board of Directors may declare dividends payable in cash or other property out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the preceding fiscal year, or out of the unreserved and unrestricted earned surplus of the corporation, as they may deem expedient.

Section 11. Committees. In the discretion of the Board of Directors, said Board from time to time may elect or appoint, from its own members, an Executive Committee or such other committee or committees as said Board may see fit to establish. Each such committee shall consist of two or more directors, and each shall have and may exercise such authority and perform such functions as the Board by resolution may prescribe within the limitations imposed by law.

Section 12. Officers, Salaries and Bonds. The Board of Directors shall elect all officers of the corporation and fix their compensation. The fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same. The Board of Directors may or may not, in their discretion . require bonds from either or all of the officers and employees of the corporation for the faithful performance of their duties and good conduct while in office.

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                    ARTICLE IV.     OFFICERS
                    -----------     --------

Section 1. Selection. The Board of Directors at each annual meeting shall elect or appoint a President (who shall be a director), a Secretary and Treasurer, each to serve for the ensuing year and until a successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board and/or one or more Vice Presidents and, also may elect or appoint one or more Assistant Vice Presidents and/or one or more Assistant Secretaries and/or one or more Assistant Treasurers. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Executive Vice President, First Vice President, Second Vice President, etc., according to seniority or rank, and any person may hold two or more offices except that the President shall not also serve as the Secretary.

Section 2. Removal, Vacancies. Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board of Directors, when and if elected, shall whenever present, preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board of Directors shall have all the powers of the President in the event of his absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the corporation and shall have, in his discretion, power and authority to generally supervise all the affairs of the corporation and the acts and conduct of all the officers of the corporation, and shall have such other duties as may be conferred upon the Chairman of the Board by the Board of Directors.

Section 4. President. If there be no Chairman of the Board elected, or in his absence, the President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The immediate supervision of the affairs of the corporation shall be vested in the President. It shall be his duty to attend constantly to the business of the corporation and maintain strict supervision over all of its affairs and interests. He shall keep the Board of Directors fully advised of the affairs and condition of the corporation and shall manage and operate the business of the corporation pursuant to such policies as may be prescribed from time to time by the Board of Directors. The President shall, without approval of the Board, hire and fix the compensation of all employees and agents of the corporation including officers, and any person thus hired shall be removable at his pleasure.

Section 5. Vice President. Any Vice President of the corporation may be designated by the Board of Directors to act for and in the place of the President, subject to the President's approval, in the event of sickness, disability or absence of said President or the failure of said President to act for any reason, and when so designated, such Vice President shall exercise all powers of the President in accordance with such designation.
The Vice Presidents shall have such duties as may be required of, or assigned to, them by the Board of Directors, Chairman of the Board or the President.

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Section 6.   Secretary.  It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and directors of meetings as provided by these bylaws; and to perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Chairman of the Board, President, Secretary or Board of Directors.

Section 7. Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Chairman of the Board, the President and Board of Directors fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Chairman of the Board, President, Treasurer or Board of Directors.

                      ARTICLE V.     CONTRACTS, ETC.
                     -----------     ---------------

Section 1. Contracts, Deeds and Loans. All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the President. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2. Proxies. The Chairman of the Board, if elected, or the President shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which this corporation may hold securities, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power and authority to delegate such power and authority to a proxy selected by him. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                     ARTICLE VI.     CHECKS AND DRAFTS
                     -----------     -----------------

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.

                          ARTICLE VII.     STOCK
                          -----------     ---------

Section 1.Certification of Stock. Certificates of stock in the corporation shall be issued with the seal of the corporation affixed, and shall be signed by the chairman of the Board, the President or a Vice President, and by the Secretary or Assistant Secretary.

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Section 2.  Stock Records.  A stock register shall be kept by the Secretary which shall accurately record the issuance of each certificate of stock, the date of such issuance, the name and post office address of the person, firm, or corporation to whom issued, and the transfer of any shares represented thereby.

Section 3. Transfer of Stock. The stock of the corporation shall be transferred only by surrender of the certificate and transfer on the books of the corporation.

Section 4. Dividend Record Date. Shareholders eligible to receive dividends declared by the Board of Directors shall be those of record on the books of the corporation at the close of the 15th day prior to the date fixed for the payment of such dividend, unless the Board by resolution shall fix some other date for determining such eligibility.

Section 5. Lost Certificates. Where a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner's compliance with the following conditions, to wit: (a) He shall file with the Secretary of the corporation his request for the issuance of a new certificate, with an affidavit setting forth the time, place and circumstances of the loss; (b) He shall also file with the Secretary a bond with good and sufficient security acceptable to the corporation, conditioned to indemnify and save harmless the corporation from any and all damage, liability and expense of every nature whatsoever resulting from the corporation's issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Chairman of the Board, the President or the Board of Directors shall deem appropriate under the circumstances.

Section 6. Replacement of Mutilated Certificates. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary to duly identify the defaced or mutilated certificate and to protect the corporation against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 5 of this Article.

               ARTICLE VIII.     INDEMNIFICATION OF OFFICERS,
               -------------     ----------------------------
                                 DIRECTORS, EMPLOYEES AND AGENTS
                                 -------------------------------

Under the circumstances described in and to the extent permitted by Section 13-2-156 of the Official Code of Georgia Annotated, as heretofore and hereafter amended, the corporation shall fully indemnify and otherwise protect its officers, directors, employees and agents.

               ARTICLE IX.     REIMBURSEMENT BY CORPORATE
              ------------     ----------------------------
                               EMPLOYEES
                               ---------

Any payments made to an employee of the corporation in the form of a salary or bonus payable which shall be disallowed, in whole or in part, as a deductible expense to the corporation for Federal or State income tax purposes by the Internal Revenue Service, or by the State Revenue

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Department, shall be reimbursed by such employee to the corporation to the full extent of such disallowance within six (6) months after the date on which the corporation pays the deficiency with respect to such disallowance. It shall be the duty of the Board of Directors of the corporation to enforce payment to the corporation by any such employee for the amount disallowed. The corporation shall not be required to legally defend any proposed disallowance by the Internal Revenue Service or by the State Revenue Department, and the amount required to be reimbursed by such employee shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction. In lieu of payments to the corporation by any such employee, the Board of Directors may, in the discretion of the Board, withhold amounts from such employee's future compensation payments until the amount owed to the corporation has been fully recovered.

                      ARTICLE X.     AMENDMENT
                    ------------   -------------

All bylaws of this corporation may be altered, amended or added to by a majority of the stock present and voting therefor at a shareholders' meeting or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all of the Directors then holding office at any meeting of the Board of Directors.

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                       CERTIFICATION OF BYLAWS
                       -----------------------

   I, MARGARET R. ANGELL, Secretary of MINORITY RADIO ASSOCIATES, INC., a Georgia corporation, do hereby certify that the foregoing bylaws are a true and complete copy of the bylaws of this corporation as submitted to, read to, and adopted as the bylaws of this Corporation at the first organizational meeting of the Board of Directors of this corporation held on the 29th day of June, 1987.

   IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this corporation, this 29th day of June, 1987.

                                              -----------------------------
                                              Secretary
                                              MINORITY RADIO ASSOCIATES, INC.